Exhibit 99.1

2010/2011 Leasing Status Wholly‐owned Properties ‐ Summary Applications + Leases Current Applications + Leases (1) % of Rentable Beds Prior Year (1) Prior Year % of Rentable Beds Rentable Beds (2) Design Beds Final Fall 2009 Occupancy (3) Total Same Store Wholly-owned Properties 34,753 74.6% 32,943 70.8% (4) 46,589 (4) 47,115 (4) 95.9% (4) Leases Current Leases (1) % of Rentable Beds Prior Year (1) Prior Year % of Rentable Beds Rentable Beds (2) Design Beds Final Fall 2009 Occupancy (3) Projected Rate Increase Total Same Store Wholly-owned Properties 31,943 68.6% 31,386 67.5% (4) 46,589 (4) 47,115 (4) 95.9% (4) 2.2% (1) As of April 9, 2010 for current year and April 10, 2009 for prior year. (2) Rentable beds exclude beds needed for on-site staff. (3) As of September 30, 2009. (4) Rentable beds and design beds include an additional 80 beds at one property that are currently being converted from existing retail space and are anticipated to open in Fall 2010. These beds are excluded for purposes of calculating the prior year percentage of rentable beds and the final Fall 2009 occupancy.